                                                                      EXHIBIT 12

                    ASSOCIATES CORPORATION OF NORTH AMERICA

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (DOLLAR AMOUNTS IN MILLIONS)

                                                                YEAR ENDED DECEMBER 31
                                                 ----------------------------------------------------
                                                   1997       1996       1995       1994       1993
                                                 --------   --------   --------   --------   --------
Fixed Charges(a)
  Interest expense.............................  $2,543.9   $2,206.7   $1,979.8   $1,509.7   $1,291.8
  Implicit interest in rent....................      13.3       13.0       11.4        9.6        9.7
                                                 --------   --------   --------   --------   --------
          Total fixed charges..................  $2,557.2   $2,219.7   $1,991.2   $1,519.3   $1,301.5
                                                 ========   ========   ========   ========   ========
Earnings(b)....................................  $1,427.0   $1,305.1   $1,121.4   $  972.6   $  834.4
Fixed charges..................................   2,557.2    2,219.7    1,991.2    1,519.3    1,301.5
                                                 --------   --------   --------   --------   --------
          Earnings, as defined.................  $3,984.2   $3,524.8   $3,112.6   $2,491.9   $2,135.9
                                                 ========   ========   ========   ========   ========
Ratio of Earnings to Fixed Charges.............      1.56       1.59       1.56       1.64       1.64
                                                 ========   ========   ========   ========   ========

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(a) For purposes of such computation, the term "fixed charges" represents interest expense and a portion of rentals representative of an implicit interest factor for such rentals.

(b) For purposes of such computation, the term "earnings" represents earnings before provision for income taxes and cumulative effect of changes in accounting principles, plus fixed charges.